UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

AUTHENTIC TEAS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-175003	33-1221102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2105 Plantation Village Dorado, Puerto Rico		00646
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

Suite 1801-1 Yonge Street, Toronto, Ontario, Canada M5E 2A3

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY 10004

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2013 (the “Closing Date”), Authentic Teas, Inc., a Nevada corporation (the “Company”), Hrant Isbeceryan, David Lewis Richardson and Evan Michael Hershfield, constituting all of the executive officers and members of the Board of Directors of the Company (the “Selling Stockholders”), and RDA Equities, LLC, a Puerto Rico limited liability company (“RDA”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which RDA purchased from the Selling Stockholders an aggregate of 2,750,000 shares, par value $0.001 per share, of restricted common stock of the Company (the “Shares”) in consideration for $0.001 per Share (the “Purchase Price”), for an aggregate purchase price of $2,750 (the “Transaction”). Such shares purchased by RDA are deemed to be “restricted securities” under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and represent approximately 68.6% of the 4,011,600 outstanding shares of common stock of the Company as of such date. Ralph M. Amato is the Managing Member of RDA and has voting and dispositive control over the securities held by RDA.

Pursuant to the terms and conditions of the Stock Purchase Agreement, on the Closing Date, the Board of Directors of the Company appointed Joseph Spiteri and Ralph M. Amato as members to the Board of Directors; Hrant Isbeceryan and David Lewis Richardson, the current executive officers of the Company, resigned from the Company; the Board of Directors appointed the individuals listed under Item 5.02 of this Form 8-K as the executive officers of the Company; and Hrant Isbeceryan, David Lewis Richardson and Evan Michael Hershfield resigned from the Board of Directors, effective immediately.

Also pursuant to the Stock Purchase Agreement, the Company agreed to effectuate a three-for-one (3:1) forward stock split of the Company’s outstanding Common Stock (the “Forward Stock Split”); a business combination by merging the Company with and into a corporation formed in the Commonwealth of Puerto Rico, with the Company being the non-surviving entity and the Puerto Rico corporation being the surviving entity (the “Surviving Corporation”) and with each outstanding share of the Common Stock of the Company being automatically converted into one share of Common Stock of the Surviving Corporation (the “Merger”); and the Surviving Corporation subsequently acquiring certain intellectual property assets of Mobile Data Systems, Inc., a New York corporation (the “Acquisition”). In the event the Merger and Acquisition are not consummated on or prior to the 90th day following the Closing Date, the Company agreed to undertake all reasonable efforts to remove the then current directors and officers of the Company in accordance with applicable corporate law and replace such individuals with Hrant Isbeceryan as President, Chief Executive Officer and director, David Lewis Richardson as Chief Financial Officer, Secretary, Treasurer and director and Evan Michael Hershfield as director, and unless otherwise consented to in writing by Hrant Isbeceryan, cease all actions in connection with the Forward Stock Split, Merger and Acquisition to the extent such actions have not yet been consummated; and retransfer the Shares back to the Selling Stockholders or the Purchase Price.

Item 5.01 Changes in Control of Registrant.

As a result of the Transaction disclosed under Item 1.01, a change in control of the Company occurred on Closing Date. RDA used its working capital as the source of funds for the Transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Transaction as disclosed under Item 1.01 of this Form 8-K, the following occurred on August 23, 2013:

-	Hrant Isbeceryan, David Lewis Richardson and Evan Michael Hershfield, constituting all of the members of the Board of Directors of the Company, appointed Joseph Spiteri and Ralph M. Amato as members to the Board of Directors of the Company, effective immediately, to serve until their respective successors are duly elected and qualified.

-	Hrant Isbeceryan resigned as the Chief Executive Officer, President, Secretary and Treasurer of the Company, effective immediately.

-	David Lewis Richardson resigned as the Chief Financial Officer of the Company, effective immediately.

-	The Board of Directors appointed the following persons to the office indicated next to their respective name, effective immediately:

Name:	Office:
Joseph Spiteri	Chief Executive Officer, President, Secretary & Treasurer (Principal Executive Officer)
Ronald J. Everett	Chief Financial Officer (Principal Financial and Accounting Officer)
Nicholas P. DeVito	Chief Operating Officer

-	Hrant Isbeceryan, David Lewis Richardson and Evan Michael Hershfield each resigned from the Board of Directors of the Company. Their resignations were not due to a disagreement with the Company.

The names, ages and business experience of the Company’s newly appointed offices and directors are set forth below:

Joseph Spiteri (59 years old) is a software executive with over thirty years of experience in software architecture, engineering, research, and management. He has specialized in the areas of wireless data communications, mobile computing, and multi-tier distributed computing architectures. Mr. Spiteri leads the design, development, and implementation of mobile enterprise applications and custom OEM contract software development.

Mr. Spiteri founded InVision Software in 1995, after a long career as an Electrical Engineer in the Defense Electronics industry. He founded Mobile Data Systems, a privately-held New York corporation, in 2004 and has been serving as the Company President, Chief Executive Officer and Board member since its founding and is responsible for the day-to-day operations of the MDS. In addition, he is charged with the Sales, Public Relations and capital raises for MDS.

Ronald J. Everett (58 years old) has been the Managing Partner of Business Valuation Center, a valuation and merger & acquisition advisory firm since October 1999. From August 2, 2010 to February 24, 2012, Mr. Everett served as the Chief Financial Officer of GBS Enterprises Incorporated (OTCQB: GBSX). From October 1995 to September 1999, Ron was a Vice Present and Director of Technology Valuation for Valuation Counselors, Inc. and CBIZ Valuation, Inc. Prior to this position, Ron was New England Director of Valuation Services for Ernst and Young from 1988 until 1992. Prior to 1988, Ron has held various financial management positions including CFO of Systems Architects, Inc., a software development company, which provided enterprise applications for the operation and management of large data center facilities, primarily for military and civilian agencies of the U.S. Government. Ron is a Certified Business Appraiser and earned a BSBA in Finance & Accounting from Suffolk University in 1978.

Nicholas P. DeVito (50 years old) has 26 years of experience in engineering and operations in a variety of industries including telecommunications, alternative energy, manufacturing and health and fitness. From August 2001 through December 2003, Mr. DeVito has served VP of Business Development and as CEO of several subsidiaries in Tellium, a telecommunications equipment manufacturing company.  From January 2004 through December 2006, Mr. DeVito consulted to Rexplex, a private health and fitness company and NEMA, a private consumer products company and was engaged to improve operations and grow sales.   From January 2007 through December 2008, he served as the Chief Operating Officer of Raven Biofuels, an alternative energy development company that sought to create biofuels from waste agricultural products.  From January 2009 through November 2009, he served as a part-time consultant to Xtreme Oil & Gas.  He has served as Xtreme’s Chief Operating Officer since December 2009. He has a BSEE and MSEE from Columbia University and an MBA in Management from New York University.

Ralph M. Amato (62 years old) has been serving as the Managing Member of Ventana Capital Partners, LLC, a Puerto Rico limited liability company originally formed as Ventana Capital Partners, Inc. in the State of Nevada in 2002, since March 2013. Ventana is a corporate financial advisor specializing in assisting emerging growth companies. Since March 2013, Mr. Amato has also been has been serving as the Managing Member of RDA Equities, LLC, a Puerto Rico limited liability company originally formed as RDA Equities, LP in the State of California in 2009. RDA specializes in investing in emerging growth companies. From December 6, 1993 to November 21, 2011, Mr. Amato served as the director of GlyEco, Inc., a Delaware corporation then known as Environmental Credits, Ltd. (OTCQB: GLYE).

Family Relationships

None

Transactions with Related Persons

None reportable under Item 404(a) of Regulation S-K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No:	Description:
10.1	Restricted Stock Purchase Agreement, dated August 23, 2013, by and between RDA Equities, LLC, Authentic Teas, Inc. and Hrant Isbeceryan
10.2	Restricted Stock Purchase Agreement, dated August 23, 2013, by and between RDA Equities, LLC, Authentic Teas, Inc. and David Lewis Richardson
10.3	Restricted Stock Purchase Agreement, dated August 23, 2013, by and between RDA Equities, LLC, Authentic Teas, Inc. and Evan Michael Hershfield

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTIC TEAS, INC.

Dated: August 27, 2013	By:	/s/ JOSEPH SPITERI
Joseph Spiteri President, Chief Executive Officer, Secretary and Treasurer (Principal Executive Officer)